Stock Hideout Interview Questions and XsunX, Inc. Chief Executive Office Tom Djokovich Responses, October 13, 2009

The interview was preceeded by the following advisement:

Safe Harbor Statement:  Matters discussed in this interview may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this interview, the words “anticipate”, “believe”, “estimate”, “may”, “intend”, “expect” and similar expressions identify such forward-looking statements.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with:  the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

XsunX encourages participants to read the investor information available at the web sites of the U.S. Securities and Exchange Commission (SEC) at http://www.sec.gov and the National Association of Securities Dealers (NASD) at http://www.nasd.com. Interested participants can review all public filings by the Company at the SEC's EDGAR page.

This interview does not constitute an offering of securities by the Company, nor shall there be any sale of securities related to this interview.

The following are the question and answers:

1. Stock Hideout Question:  XsunX was working on amorphous thin film and now you are focused on developing a CIGS solution. What expertise does the company have in CIGS thin films?

XsunX CEO Response: Our chief technology officer, Mr. Robert Wendt, has more than 15 years experience in thin-film solar technologies dating back to the late 1990’s where he worked under a grant with NREL researchers developing and testing different CIGS deposition methods. Prior to starting with XsunX in 2007 he directed several areas for Global Solar Energy Inc., a major producer of CIGS thin-film PVs, including copper indium gallium diselenide (CIGS) technology development, equipment design and integration, facilities design and construction, engineering, production and operations.

We have also announced our business development relationship with Intevac, Inc., an established equipment supplier to the hard disc drive industry, and through Intevac we have access to extensive equipment and engineering resources to assist in the manufacturing technology development.

2. Stock Hideout Question:   How does the use or adaptation of hard disc drive equipment work in your new plan?

XsunX CEO Response: What we have announced is that we believe that the key to high efficiency and lower production costs may lie in keeping the size of the solar cell small or rather similar in size to silicon wafers. The record for CIGS conversion efficiency is nearly 20% while the best commercial CIGS solar modules range between 8% to 10%. That equates to a 100% efficiency difference between best laboratory and best factory performance. We believe that a major cause for this difference is that factory manufacturing methods have scaled the size of the deposition area to provide for more product throughput, but in doing so they introduce numerous process variations resulting in defects to the cell structure.

We believe that the use of hard disc manufacturing equipment may allow us to keep the processing area small, initially about 5 inch by five inch wafers, thereby reducing the number of process variables between small area laboratory results and factory manufacturing levels.  The key is to reduce the amount of processing defects which can lead to better cell performance while at the same time introduce a manufacturing method that can compensate for the individual small area wafer processing with high throughput manufacturing techniques.

We obviously have to complete this development and adaption process and prove our plan works.

3. Stock Hideout Question:   Where is the company in the development process and how long will it take?

XsunX CEO Response: We have not provided or announced a timeline for the completion of this CIGS project. The main reason for this is that while we do have a detailed work plan scheduling innovation is virtually impossible. Some work plan items can occur more rapidly while others may take a second effort. What we have been doing is providing monthly information related to our goals for the next month or period and then providing an update on progress or the achievement of that goal.

For September we announced that our goal was to begin testing the design of a thermal evaporation source for its suitability in manufacturing the core CIGS sun absorber. We announced in October that we achieved that goal and had begun evaporating metal, analyzing results, and establishing deposition rates for both the evaporation source and sputtering tools. There are a number layers to the CIGS structure and for the next several months our work effort will be to analyze results and refine designs, with the goal of  combining these designs within a tool set and the ability to deposit CIGS devices.

4. Stock Hideout Question:  With the Oregon factory and manufacturing no longer part of your business development plan how does the company plan to generate revenue from this new CIGS technology?

XsunX CEO Response: Our website provides detailed information about our plans to offer this new CIGS manufacturing technology through joint venture manufacturing partnerships. What this means in a nut shell is that we plan to offer the technology to companies in the form of a joint venture where XsunX provides the technology and the partner provides the capital and business infrastructure to build the facility, manufacture the product, and market. XsunX plans to earn a fee or royalty from the manufactured products.

We believe that as solar continues to build its presence as a viable energy source it will attract existing companies and new entrants to establish manufacturing capabilities. XsunX hopes to complete the development of our new CIGS manufacturing method and then market to these groups. In this way XsunX can continue to focus on what we do best while empowering other companies to do what they do best.

5. Stock Hideout Question:   How would a thin film solar wafer be used?

XsunX CEO Response: Good question. Currently, over 80% of the solar market uses silicon wafers to manufacture solar modules. We believe that by making a thin film CIGS wafer on a stainless steel substrate we may be able to provide or produce an alternative technology to silicon. The thin film CIGS wafer would be used as a substitute to silicon wafers in the assembly process of a solar module. Obviously the efficiency of the CIGS solar cell would have to be high enough to provide value but as provided on our web site we believe that at only 12% efficiency a CIGS solar cell would provide cost savings and possibly attract use as an alternative to silicon. There are numerous other uses as well and you can find more detail on our web site in the technology section.

6. Stock Hideout Question:   The Intevac XsunX relationship is hard to understand. Intevac appears to be offering their own solar solution. How does this fit into the XsunX plan?

XsunX CEO Response: We have received numerous questions from investors related to Intevac and the use of Intevac technologies for our CIGS manufacturing technology development. Intevac does have a tool set that it is preparing to offer to manufacture CIGS cells. What we’ve announced and the easiest way to explain what we are doing differently is to first mention that two of the established methods for manufacturing a CIGS solar device are (1) sputtering (this is the Intevac method) and (2) sputtering combined with evaporation (this is the approach that XsunX is using).

Using sputtering technologies alone, it is possible to manufacture all of the layers necessary to make a CIGS device. However, industry research has shown that sputtering alone has not achieved the same efficiency milestones that have been achieved when sputtering is used in combination with evaporation techniques to make the CIGS device. Evaporation requires less processing time and in the long run provides a more efficient use of less costly materials. You have to have the knowhow though to engage in an effort with evaporation.

The difference in efficiencies between sputtering and evaporation can be significant. This is what our chief technologist, Robert Wendt, learned in his many years working with CIGS.